FS KKR Capital Corp. 8-K

Exhibit 99.1

FSK Announces First Quarter 2020 Results, $250 Million Unsecured Notes
Issuance, Amendment of Senior Secured Revolving Credit Facility, and

Declares Distribution for Second Quarter

PHILADELPHIA, PA, May 6, 2020 – FS KKR Capital Corp. (NYSE: FSK), a leading publicly traded business development company focused on providing customized credit solutions to private middle market U.S. companies, announced its financial and operating results for the quarter ended March 31, 2020. FSK also announced the issuance of $250 million of unsecured notes, an amendment of its senior secured revolving credit facility, and that its board of directors has declared a second quarter 2020 distribution totaling $0.15 per share.

Financial and Operating Highlights for the Quarter Ended March 31, 2020(1)

●	Net investment income of $0.19 per share, compared to $0.18 per share for the quarter ended March 31, 2019
●	Total net realized and unrealized loss of $1.59 per share, compared to a total net realized and unrealized gain of $0.01 per share for the quarter ended March 31, 2019
●	Paid cash distributions to stockholders totaling $0.19 per share(2)
●	Total purchases of $1,296 million versus $914 million of sales and repayments
●	Net asset value of $6.09 per share, compared to $7.64 per share as of December 31, 2019
●	On April 13, 2020, FSK completed its previously announced $200 million share repurchase program. During the period from January 1 to March 31, 2020, FSK repurchased 8.9 million shares at an average price of $4.45 per share. During the period from April 1 to April 13, 2020, FSK repurchased 2.3 million shares at an average price of $3.16 per share.

Commenting on the quarter, CEO and Chairman, Michael C. Forman, stated, “The first quarter of 2020 was an extraordinary time in the operating and financial world as companies of all sizes experienced the far-reaching impacts of COVID-19. The FS KKR team has responded by working closely with our portfolio companies, accessing capital to maintain our strong liquidity position, and amending our financing agreements to enhance our operating cushion during this period of increased volatility. After giving effect to our recently completed unsecured notes offering, we have approximately $1.2 billion of available liquidity to support our existing portfolio companies and to take advantage of new investment opportunities. While this is a difficult time for everyone, we are taking the appropriate steps to operate in the current environment and thereafter.”

$250 Million Unsecured Bond Offering

On April 30, 2020, FSK closed an issuance of $250 million aggregate principal amount of unsecured notes. The notes will mature on May 15, 2025 and bear interest at a rate of 8.625% per year, subject to certain adjustments, payable semi-annually. Subject to a two-year non-call period, the notes may be redeemed in whole or in part at FSK’s option at any time or from time to time at redemption prices set forth in the indenture governing the notes. FSK intends to use the net proceeds from the offering to refinance existing debt and for general corporate purposes.

The 8.625% unsecured notes were offered to persons that FSK reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, and to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The notes have not been registered under the Securities Act or any state securities laws.

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Senior Secured Revolving Credit Facility Amendment

On May 5, 2020, FSK amended its senior secured revolving credit facility to, among other things, amend certain financial covenants. As part of these amendments, FSK reset the minimum shareholders’ equity covenant to reference shareholders’ equity as of March 31, 2020, rather than November 7, 2019 (the facility restatement closing date). The amendments provide FSK with enhanced operating flexibility.

$350 Million FSK-Franchise Co-Investment Vehicle

Certain affiliates of the owners of FSK’s investment adviser, FS/KKR Advisor, LLC, have committed $100 million to a $350 million investment vehicle that may invest from time to time in shares of FSK and its affiliate, FS KKR Capital Corp. II (FSK II).

Declaration of Distribution for Second Quarter 2020

FSK’s board of directors has declared a cash distribution for the second quarter of $0.15 per share, which will be paid on or about July 2, 2020 to stockholders of record as of the close of business on June 17, 2020.

Summary Consolidated Results

	Three Months Ended
(dollars in millions, except per share data) (all per share amounts are basic and diluted)(1)	March 31, 2020	December 31, 2019	March 31, 2019
Total investment income	$179	$186	$195
Net investment income	98	100	95
Net increase (decrease) in net assets resulting from operations	(703)	(27)	101

Net investment income per share	$0.19	$0.20	$0.18
Total net realized and unrealized gain (loss) per share	$(1.59)	$(0.25)	$0.01
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$(1.40)	$(0.05)	$0.19
Stockholder distributions per share(2)	$0.19	$0.19	$0.19
Net asset value per share at period end	$6.09	$7.64	$7.86
Weighted average shares outstanding	503,423,652	508,758,302	527,507,132
Shares outstanding, end of period	497,385,433	506,327,064	524,082,691

(dollar amounts in millions)	As of March 31, 2020	As of December 31, 2019
Total fair value of investments	$6,945	$7,357
Total assets	7,439	8,216
Total stockholders’ equity	3,028	3,866

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Portfolio Highlights as of March 31, 2020

●	Total fair value of investments was $6.9 billion of which 70% was invested in senior secured securities.
●	Direct originations(3) represented approximately 94% of the portfolio by fair value as of March 31, 2020.
●	Weighted average annual yield on accruing debt investments(4) was 9.0%, compared to 9.7% as of December 31, 2019.
●	Weighted average annual yield on all debt investments(4) was 7.9%, compared to 8.8% as of December 31, 2019.
●	Exposure to the top ten largest portfolio companies by fair value was 22% as of March 31, 2020, compared to 22% as of December 31, 2019.

Total Portfolio Activity

	Three Months Ended
(dollar amounts in millions)	March 31, 2020	December 31, 2019	March 31, 2019
Purchases	$1,296	$1,147	$549
Sales and redemptions	(914)	(929)	(510)
Net portfolio activity	$382	$218	$39

Portfolio Data	As of March 31, 2020	As of December 31, 2019
Total fair value of investments	$6,945	$7,357
Number of Portfolio Companies	184	210
% of Investments on Non-Accrual (based on fair value)(5)	3.9%	2.8%

Asset Class (based on fair value)
Senior Secured Loans — First Lien	54.4%	50.6%
Senior Secured Loans — Second Lien	13.1%	16.3%
Other Senior Secured Debt	2.4%	3.2%
Subordinated Debt	5.0%	5.6%
Asset Based Finance	11.2%	10.0%
Strategic Credit Opportunities Partners, LLC	7.7%	6.5%
Equity/Other	6.2%	7.8%

Interest Rate Type (based on fair value)(4)
% Variable Rate Debt Investments	65.4%	64.8%
% Fixed Rate Debt Investments	12.1%	14.6%
% Other Income Producing Investments	12.5%	11.2%
% Non-Income Producing Investments(6)	6.1%	6.6%
% of Investments on Non-Accrual	3.9%	2.8%

Direct Originations

Direct Originations Portfolio Data	As of March 31, 2020	As of December 31, 2019
Total Fair Value of Direct Originations(3)	$6,493	$6,492

Leverage and Liquidity as of March 31, 2020

●	Net debt to equity ratio(7) of 128%, based on $4.3 billion in total debt outstanding, $193 million of cash and foreign currency and $194 million of net receivable for investments sold and repaid and stockholders’ equity of $3.0 billion. FSK’s weighted average effective interest rate (including the effect of non-usage fees) was 3.71%.
●	Cash and foreign currency of $193 million and availability under its financing arrangements of $574 million, subject to borrowing base and other limitations.

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Conference Call Information

FSK will host a conference call at 8:30 a.m. (Eastern Time) on Thursday, May 7, 2020, to discuss its first quarter 2020 financial and operating results. All interested parties are welcome to participate. Interested parties can access the conference call by dialing (833) 818-6808 and using the conference ID 2696249 approximately 10 minutes prior to the call. The conference call also will be webcast, which can be accessed from the Investor Relations section of FSK’s website at www.fskkrcapitalcorp.com under Events and Presentations.

A replay of the call will be available shortly after the end of the call for a period of 30 days following the call by visiting the Investor Relations section of FSK’s website at www.fskkrcapitalcorp.com under Events and Presentations.

Supplemental Information

An investor presentation containing financial and operating information will be made available prior to the call in the Investor Relations section of FSK’s website at www.fskkrcapitalcorp.com under Events and Presentations.

About FS KKR Capital Corp.

FS KKR Capital Corp. (NYSE: FSK) is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSK is advised by FS/KKR Advisor, LLC. For more information, please visit www.fskkrcapitalcorp.com.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to BDCs with approximately $16 billion in assets under management as of March 31, 2020. The BDCs managed by FS/KKR are FSK and FS KKR Capital Corp. II.

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Washington, DC. Visit www.fsinvestments.com to learn more.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to the $350 Million FSK-franchise co-investment vehicle and statements with regard to other future events or the future performance or operations of FSK. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in FSK’s operating area, and the price at which shares of FSK’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSK makes with the SEC. FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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The press release above contains summaries of certain financial and statistical information about FSK. The information contained in this press release is summary information that is intended to be considered in the context of FSK’s SEC filings and other public announcements that FSK may make, by press release or otherwise, from time to time. FSK undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSK, or information about the market, as indicative of FSK’s future results.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSK’s quarterly report on Form 10-Q for the quarter ended March 31, 2020, which FSK filed with the U.S. Securities and Exchange Commission (the SEC) on May 6, 2020, as well as FSK’s other reports filed with the SEC. A copy of FSK’s quarterly report on Form 10-Q for the quarter ended March 31, 2020 and FSK’s other reports filed with the SEC can be found on FSK’s website at www.fskkrcapitalcorp.com and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSK’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSK intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSK’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions, including the special distribution referenced herein.

FSK may fund its cash distributions to stockholders from any sources of funds legally available to it, including proceeds from the sale of shares of FSK’s common stock, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. FSK has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSK will be able to pay distributions at a specific rate or at all.

Contact Information:

Investor Relations Contact

Robert Paun

Robert.Paun@fsinvestments.com

FS Investments Media Team

Melanie Hemmert

Melanie.Hemmert@fsinvestments.com

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Income Statement ($ amounts in millions, except per share data)	Three Months Ended
	March 31,
	2020	2019
Investment income
Interest income	$125	$153
Paid-in-kind interest income	11	8
Fee income	12	11
Dividend and other income	2	1
From non-controlled/affiliated investments:
Interest income	3	2
Paid-in-kind interest income	5	4
Fee income	0	—
From controlled/affiliated investments:
Interest income	3	3
Paid-in-kind interest income	—	4
Dividend and other income	18	9
Total investment income	179	195

Operating expenses
Management fees	30	29
Subordinated income incentive fees	—	24
Administrative services expenses	2	1
Accounting and administrative fees	1	0
Interest expense	46	43
Other general and administrative expenses	2	3
Total operating expenses	81	100
Net investment income	98	95

Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	(92)	(15)
Non-controlled/affiliated investments	(34)	0
Controlled/affiliated investments	—	(3)
Net realized gain (loss) on swap contracts	—	1
Net realized gain (loss) on foreign currency forward contracts	—	—
Net realized gain (loss) on foreign currency	(4)	2
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	(367)	(30)
Non-controlled/affiliated investments	(137)	53
Controlled/affiliated investments	(191)	(7)
Net change in unrealized appreciation (depreciation) on swap contracts	—	4
Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	2	1
Net change in unrealized gain (loss) on foreign currency	22	—
Total net realized and unrealized gain (loss)	$(801)	$6
Net increase (decrease) in net assets resulting from operations	$(703)	$101

Per share information—basic and diluted
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$(1.40)	$0.19
Weighted average shares outstanding	503,423,652	527,507,132

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Balance Sheet ($ amounts in millions, except per share data)	March 31, 2020
	(Unaudited)	December 31, 2019
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$6,122 and $6,006, respectively)	$5,408	$5,661
Non-controlled/affiliated investments (amortized cost—$615 and $686, respectively)	511	717
Controlled/affiliated investments (amortized cost—$1,355 and $1,117, respectively)	1,026	979
Total investments, at fair value (amortized cost—$8,092 and $7,809, respectively)	6,945	7,357
Cash	179	93
Foreign currency, at fair value (cost—$14 and $13, respectively)	14	13
Receivable for investments sold and repaid	204	657
Income receivable	79	82
Unrealized appreciation on foreign currency forward contracts	3	1
Deferred financing costs	10	10
Prepaid expenses and other assets	5	3
Total assets	$7,439	$8,216

Liabilities
Payable for investments purchased	$10	$15
Debt (net of deferred financing costs of $8 and $9, respectively)	4,238	4,173
Unrealized depreciation on foreign currency forward contracts	—	0
Stockholder distributions payable	95	96
Management fees payable	30	30
Subordinated income incentive fees payable	—	—
Administrative services expense payable	2	3
Interest payable	32	23
Other accrued expenses and liabilities	4	10
Total liabilities	4,411	4,350
Commitments and contingencies

Stockholders' equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 750,000,000 shares authorized, 497,385,433 and 506,327,064 shares issued and outstanding, respectively	—	1
Capital in excess of par value	4,002	4,041
Retained earnings (accumulated deficit)	(974)	(176)
Total stockholders' equity	3,028	3,866
Total liabilities and stockholders' equity	$7,439	$8,216
Net asset value per share of common stock at period end	$6.09	$7.64

1)	Per share data was derived by using the weighted average shares of FSK’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.
2)	The per share data for distributions reflects the amount of distributions paid per share of our common stock to stockholders of record during each applicable period.
3)	See FSK’s quarterly report on Form 10-Q for the three months ended March 31, 2020 for a description of FSK’s investment strategies, including its definition of “direct originations.”
4)

See FSK’s quarterly report on Form 10-Q for the three months ended March 31, 2020 for important information, including information related to the calculation and definition of weighted average annual yield on accruing debt investments, weighted average annual yield on all debt investments, variable rate debt investments, fixed rate debt investments, other income producing investments and non-income producing investments.

5)	Interest income is recorded on an accrual basis. See FSK’s quarterly report on Form 10-Q for the three months ended March 31, 2020 for a description of FSK’s revenue recognition policy.
6)	Does not include investments on non-accrual status.
7)	Net debt to equity ratio is debt outstanding, net of cash and foreign currency and net payable/receivable for investments purchased/sold and repaid, divided by net assets.